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                                                                   Exhibit(d)(5)

                        MODEM MEDIA. POPPE TYSON, INC.

                  AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                        (as amended December 11, 1998)

                        STOCK OPTION AGREEMENT - FRANCE


[Home address of Optionee]


     Unless otherwise defined herein, the terms defined in the Amended and Restated 1997 Stock Option Plan shall have the same defined meanings in this Stock Option Agreement.

I.   NOTICE OF STOCK OPTION GRANT
     ----------------------------

     The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

     Grant Identification Number

     Date of Grant

     Vesting Commencement Date

     Exercise Price per Share

     Total Number of Shares Granted

     Total Exercise Price

     Type of Option:

     Term/Expiration Date:
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     Vesting Schedule:
     ----------------

     A portion of the Option (for [     ] shares) shall vest according to the
following vesting schedule; provided that the options will not be exercisable until [date], except in the case of death or disability as set forth herein:

        Date of Vest          Shares Vesting Over     Vesting in Period
                              the Period              Occurs
      ---------------------------------------------------------------------



     The remaining portion of the Option (for [       ] shares) shall vest on
the eighth anniversary of the Grant Date, provided, however, if at the end of the fiscal year set forth below, the revenue and margin of Modem Media France SAS reaches at least the levels set forth below, the vesting of the number of options for such year shall accelerate and occur upon the Committee's determination of such financial goals.

     That portion of the options for which vesting has been accelerated as set forth herein, shall become exercisable on the fifth anniversary of the Grant Date. If vesting of all or any of these options has not occurred, the unaccelerated options shall become exercisable on the eighth anniversary of the grant date. In the case of death or disability, treatment of options shall be in acordance with the Plan and shall not be subject to such restrictions on exercisability.

                    Revenue (000's)(1)              Margin (000's)(1)
                    ------------------              -----------------

     Year       2000   2001   2002   2003      2000   2001   2002    2003

     Minimum

     Vesting



     Year       2000   2001   2002   2003      2000   2001   2002    2003

     Maximum

     Vesting

     For purposes of the Options above with accelerated vesting tied to the acomplishment of certain goals (a) revenue shall be defined as revenue recognized by the Company on its books and records and (b) the determination of the Committee as to whether the goals have been achieved shall be final and binding.

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     Termination Period:
     ------------------

     This Option shall be exercisable (to the extent vested) until the later of 3 Months after such Options have become exercisable or ninety days after Optionee ceases to be a Service Provider. Upon Optionee's death or Disability, this Option may be exercised (to the extent vested at death or Disability) for 12 Months after Optionee ceases to be a Service Provider. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

II.  AGREEMENT
     ---------

     1. Grant of Option.  The Plan Administrator of the Company hereby grants
        ---------------
to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

          If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option ("NSO").

     2. Exercise of Option.
        ------------------

          (a)  Right to Exercise.  This Option shall be exercisable during its
               -----------------
term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

          (b)  Method of Exercise.  This Option shall be exercisable by
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delivery of an exercise notice (the "Exercise Notice") which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

     No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     3. Method of Payment.  Payment of the aggregate Exercise Price shall be by
        -----------------
any of the following, or a combination thereof, at the election of the Optionee:

          (a)  cash or check;

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          (b)  consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

          (c) surrender of other Shares which, (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

     4. Non-Transferability of Option.  This Option may not be transferred in
        -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5. Term of Option.  This Option may be exercised only within the term set
        --------------
out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

     6. Tax Consequences.  Set forth below is a brief summary as of the date of
        ----------------
this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a)  Exercise of NSO.  There may be a regular federal income tax
               ---------------
liability upon the exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

          (b)  Exercise of ISO.  If this Option qualifies as an ISO, there will
               ---------------
be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

          (c)  Disposition of Shares.  In the case of an NSO, if Shares are held
               ---------------------
for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within one year after exercise or two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price

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of the Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

          (d)  Notice of Disqualifying Disposition of ISO Shares.  If the Option
               -------------------------------------------------
granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

     7. Entire Agreement; Governing Law.  The Plan is incorporated herein by
        -------------------------------
reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of New York.

     8. No Guarantee of Continued Service.  OPTIONEE ACKNOWLEDGES AND AGREES
        ---------------------------------
THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.


     Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.



OPTIONEE                                        MODEM MEDIA. POPPE TYSON, INC.

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                                        /s/ Steven C. Roberts
______________________________          ------------------------------------
Signature                               By Steven C. Roberts


                                        Chief Financial Officer
______________________________          ------------------------------------
Print Name                              Title



______________________________

______________________________
Residence Address



        Please sign this grant agreement and return it to Alan Andrews in MMPT's Norwalk Human Resources Department.
          Be sure to make a copy of this agreement for your records.

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